Exhibit 99.1

Press Release

Media Contact:	Investor Contact:

Chris Halling +44 (0)7580 041073 chris.halling@catalent.com	Paul Surdez +1 (732) 537-6325 investors@catalent.com

Catalent Announces New Operating Structure

Company Consolidates from Four Reporting Segments to Two, One Focusing on Biologics and the Other on Pharmaceuticals and Consumer Health

SOMERSET, N.J. – July 5, 2022 — Catalent, Inc. (NYSE: CTLT), the global leader in enabling biopharma, cell, gene, and consumer health partners to optimize development, launch, and supply of better patient treatments across multiple modalities, today announced changes to its operating structure and executive leadership team that went into effect July 1. This new organizational structure includes a shift from four reporting segments to two, each representing roughly half of the total company revenue.

According to Alessandro Maselli, Catalent’s President and Chief Executive Officer since July 1, the segment changes reflect evolving customer and industry trends and position the company to deliver its next level of growth and achievement.

“Our industry continues to demonstrate steady growth, and this new structure will allow us to be more agile in meeting and anticipating customer needs and expectations,” said Maselli. “Among other benefits, it will create commercial synergies for our customers, as they will be better able to access the full range of Catalent services applicable to their molecules.”

Dr. Aris Gennadios was named Group President of Catalent’s newly formed Pharma and Consumer Health segment. The new segment consolidates the company’s prior Softgel & Oral Technologies segment, which Gennadios had led since 2013, and its Oral & Specialty Delivery and Clinical Supply Services segments.

“Combining our businesses focused on the development and supply of pharmaceutical and consumer health products will provide our customers with more integrated solutions, streamlined service, and simplified delivery of the solutions they need to accelerate their path to patients and consumers,” said Dr. Gennadios.

The new Pharma and Consumer Health segment will encompass the offerings of the three prior segments, including the company’s market-leading softgels, Zydis® fast-dissolve technologies, gummy dosage forms, clinical development and trial supply services, and global pharma manufacturing platforms. Dedicated teams will focus on Catalent’s pharmaceutical, consumer health, and clinical development and supply solutions to further drive value for customers and the opportunity for accelerated growth of these businesses.

The scope of Catalent’s other reporting segment, Biologics, continues without any change.

This organizational restructuring has also been accompanied by a few additional leadership changes. Jonathan Arnold, who previously served as President, Oral & Specialty Delivery, since 2017, is Catalent’s new Senior Vice President, Chief Commercial Officer, and Head of Transformation. He will be dedicated to ensuring a best-in-class customer experience and working closely with others on the leadership team to optimize the company’s growing portfolio.

Additionally, Steven Fasman, who previously served as Senior Vice President and General Counsel since 2014, will be Catalent’s Executive Vice President and Chief Administrative Officer, a newly created position. Mr. Fasman will oversee certain administrative functions of the company, including legal & compliance, information technology, engineering, procurement, governmental affairs, and various ESG-related departments.

Finally, Karen Flynn has announced her decision to retire from her role as Catalent’s Senior Vice President and Chief Commercial Officer. “Karen has played a critical role on the Executive Leadership Team since joining Catalent in early 2020. I am immensely grateful for her leadership, innovative thinking, and steadfast commitment to the company,” said Maselli.

About Catalent, Inc.

Catalent, Inc. (NYSE: CTLT), an S&P 500® company, is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is the industry’s preferred partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,000 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply over 70 billion doses of nearly 7,000 products to over 1,000 customers annually. Catalent’s expert workforce exceeds 19,000, including more than 2,500 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated $4 billion in revenue in its 2021 fiscal year. For more information, visit www.catalent.com.

Forward-Looking Statements

This release contains both historical and forward-looking statements. All statements other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “predict,” “hope,” “foresee,” “likely,” “may,” “could,” “target,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the current or future effects of the COVID-19 pandemic or any global health developments on Catalent’s or its customers’ or suppliers’ businesses; participation in a highly competitive market and increased competition that may adversely affect Catalent’s business; demand for its offerings, which depends in part on its customers’ research and development and the clinical and market success of their products; product and other liability risks that could adversely affect Catalent’s results of operations, financial condition, liquidity and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on Catalent’s business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political and regulatory risks to Catalent’s operations; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar against other currencies; adverse tax legislative or regulatory initiatives or challenges or adjustments to Catalent’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisition or other transaction that may complement or expand its business or divest of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks associated with timely and successfully completing, and correctly anticipating the future demand predicted for, capital expansion projects at existing facilities; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; additional cash contributions required to fund Catalent’s existing pension plans; substantial leverage that may limit its ability to raise additional capital to fund operations and react to changes in the economy or in the industry; and exposure to interest-rate risk to the extent of its variable-rate debt preventing it from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed August 30, 2021. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

More products. Better treatments. Reliably supplied.™